UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2020

Clinigence Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53862	11-3363609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Ivan Allen Jr. Blvd. NW, #875 Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 607-6393

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CLNH	OTCMKTS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 8.01 Other Events.

On or about March 30, 2020, we filed a Notification of Late Filing on Form 12b-25 extending the time (the “Extension Period”) to file our Annual Report on Form 10- K for the year ended December 31, 2019 (the “Annual Report”) as permitted by such rule reporting, because additional time is required by Registrant’s management and auditors to prepare certain financial information to be included in such report.

While we intended to file our Form 10-K during the Extension Period, the Company evaluated its ongoing effort to prepare and file its annual report on Form 10-K for the fiscal year ended December 31, 2019 and is unable to do so because of the impact of COVID-19, which, among other things, due to travel limitations and the requirements of “social distancing,” has adversely impacted and continues to adversely impact the ability of the individuals performing the required evaluation tasks to complete the filing on a timely basis.

Certain Company officers and management as well as professional staff and consultants are unable to conduct work required to prepare our financial report for the year ended December 31, 2019. As a result, the Company expects to be unable to compile and review certain information required in order to permit the Company to file a timely and accurate annual report on Form 10-K for its year ended December 31, 2019 by the prescribed date without unreasonable effort or expense due to circumstances related to COVID-19.

Accordingly, as and to the extent the Company is unable to file the Annual Report during the Extension Period, we are relying rely upon the order (the “ Order”) issued by the Securities and Exchange Commission (the “SEC”) on March 4, 2020 pursuant to Section 36 (Release No. 34-88318) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), extending the time (the “Extended Extension Period”) in which certain reports required to be filed pursuant to the Exchange Act are filed, and we are furnishing this Form 8-K as required pursuant to such order.

The Company is supplementing the risk factors previously disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and its subsequent Quarterly Reports on Form 10-Q and Current Reports on From 8-K, with the following risk factors:

The occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations.

A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event. Also, it may hamper our efforts to comply with our filing obligations with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Clinigence Holdings, Inc.

Date: April 13, 2020	By: /s/ Elisa Luqman
Elisa Luqman
Chief Financial Officer

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